UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 5, 2006	0-7928

Date of Report	Commission File Number
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	11-2139466

(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

68 South Service Road, Suite 230
Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2006, the stockholders of Comtech Telecommunications Corp. (the “Company”), voting at the Company’s Annual Meeting of Stockholders, approved the amendment of the Company’s 2000 Stock Incentive Plan (the “Plan”) to broaden the authority to grant “performance-based” awards under the Plan so that cash-based incentive awards can qualify as performance-based compensation under Internal Revenue Code Section 162(m). Performance-based compensation is not counted against the $1 million deductibility cap under Section 162(m). Additionally, the stockholders re-approved the material terms of the performance goals used for performance awards under the Plan. The amended and restated Plan is filed herewith as Exhibit 10.1.

Item 8.01 Other Events.

Also at the Company’s Annual Meeting of Stockholders, the stockholders of the Company (i) reelected Richard L. Goldberg as director for a three-year term; and (ii) ratified the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for its fiscal 2007 year.

On December 11, 2006, the Company filed a Form 12b-25 Notification of Late Filing stating that it is currently unable to file an amended Form 10-Q containing financial statements that have been reviewed by KPMG in accordance with Rule 10-01(d) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended. As previously disclosed in the Form 10-Q for the period ended October 31, 2006 filed by the Company on December 4, 2006, KPMG is currently in the process of assessing whether there has been an impairment of its independence.

The Company intends, as soon as practicable after a determination that KPMG has met its professional independence requirements and completed its review of the Company’s condensed consolidated financial statements, to file an amended Form 10-Q containing financial statements that have been reviewed by KPMG in accordance with Rule 10-01(d) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Amended and Restated Comtech Telecommunications Corp. 2000 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: December 11, 2006
By: /s/ Michael D. Porcelain

Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer